SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

Florida East Coast Holdings Corp.

(Exact name of registrant as specified in its charter)

Florida	333-174112	27-4591805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7411 Fullerton Street, Suite 300, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (800) 342-1131

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2014, Florida East Coast Railway, L.L.C. (“FECR”), an indirect wholly-owned subsidiary of Florida East Coast Holdings Corp. (the “Company”), entered into a Locomotive Purchase Agreement with General Electric Company (the “Agreement”).

The Agreement provides for FECR to purchase twenty-four ES44C4 Evolution Series®  Tier III locomotives for a purchase price of approximately $55.4 million.  The Agreement also provides FECR with an option to purchase up to six additional ES44C4 Evolution Series®  Tier III locomotives at the same purchase price per locomotive provided that the option is exercised prior to February 14, 2014.  The locomotives are to be delivered to FECR no later than December 15, 2014 and the purchase price for each locomotive is due within three business days of each delivery.

A copy of the press release announcing the Agreement is furnished as Exhibit 99.1

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement, which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 9.01(d) Financial Statements and Exhibits.

99.1                        Press Release of Florida East Coast Railway, L.L.C. dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2014

FLORIDA EAST COAST HOLDINGS CORP.
(Registrant)

	By:	/s/ John Brenholt
John Brenholt
Executive Vice President and Chief Financial Officer